Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-102792) and the Registration Statement on Form F-3 (No. 333-117794) of Mamma.com Inc. of our Auditors’ Report dated March 15, 2006, except for note 27 which is dated March 28, 2006 relating to the consolidated financial statements of Mamma.com Inc. which appear in this Annual Report to shareholders on Form 20-F.

Montreal, Canada
March 29, 2006

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